Exhibit 99.1

Press Release
                                             FOR IMMEDIATE
                                             RELEASE
Contact:    John H. Mackey, CEO
Telephone: (972) 563-2657


         HERITAGE BANCSHARES, INC., ANNOUNCES HIRING OF
      EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER


     Terrell, Texas - (November 27, 2002) Heritage Bancshares, Inc.,(the "Company") (OTCBB: HRGB), the parent company of Heritage Bank, SSB, Terrell, Texas (the "Bank"), today announced the hiring of Jon Patterson as Executive Vice President and Chief Financial Officer of the Company and the Bank on November 20, 2002.

     In announcing the hiring, Company President and Chief Executive Officer John H. Mackey said: "We are pleased to be able to strengthen our management team with the hiring of Jon Patterson. Mr. Patterson has over 25 years of experience in executive financial and operations management at financial institutions located in Texas. He has served as a consultant to financial institutions, and as a Director, Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer at Capital Savings Bank, El Paso, Texas from May 1999 to January 2002. From January 1996 to April 1999 he served as Senior Vice President at Sun World, N.A., a wholly owned subsidiary of NationsBank in El Paso, Texas, and successor to Sun World Savings Bank. He served as a Director, Chief Financial Officer and Chief Operating Officer at Sun World Savings Bank in El Paso, Texas from August 1989 to January 1996."


KEYWORD:  TEXAS
INDUSTRY KEYWORD: BANKING
SOURCE: Heritage Bank, SSB
URL: http://www.bankheritage.com/